Red Mountain Resources, Inc
Exhibit 99.2

RED MOUNTAIN RESOURCES PROVIDES OPERATIONS UPDATE

DALLAS, TX – Red Mountain Resources, Inc. (OTCQB: RDMP)(the “Company” or “RMR”), a Dallas-based oil and gas exploration and production company, is providing an operations update for its subsidiaries,  Cross Border Resources, Inc. (XBOR.OB) ( "Cross Border"),  of which RMR owns approximately 81%, and RMR’s wholly-owned subsidiaries Black Rock Capital, Inc. and RMR Operating, LLC.

2013 Capital Expenditure Program

RMR
Prospect	Projects*	Net Capex ($MM)
Madera	Madera 24-3H (33%WI) Madera 25-2H (30% WI) Madera 25-1 SWD (25% WI)	$4.6
Cowden	Cowden F (100% WI) Cowden D (100% WI)	$1.6

CROSS BORDER
Prospect	Projects*	Net Capex ($MM)
Tom Tom	Workover Program 10 wells and Infrastructure (75% average WI)	$2.0
Non-operated	Grave Digger 4H (6% WI) Grave Digger 5H (6% WI) Lusk 34 1H (29% WI) Lusk 34 2H (29% WI) Roo 22 1 (3% WI) Bradley 30 4H (4% WI) KSI 22 2H (2% WI) Zircon 2 DA 1H (13% WI) Delhi B St 4 (6% WI) Grave Digger 6H (6% WI) Grave Digger 7H (6% WI) Horseshoe St 1 (3% WI)	$5.7

* Working Interest subject to change

The following chart provides a well-by-well update of activity for RMR and Cross Border:

RMR
WELL NAME	COUNTY	OPERATOR	WELL TYPE	FORMATION	WORKING INTEREST	STATUS
Madera 24 Fed 3H	Lea, NM	RMR Operating	Horizontal	Brushy Canyon	32%	Drilled. Completion in progress.
Madera 25 Fed 1 SWD	Lea, NM	RMR Operating	Disposal	Cherry Canyon	25%	SWD conversion completed. Surface facilities under construction.

CROSS BORDER
WELL NAME	COUNTY	OPERATOR	WELL TYPE	FORMATION	WORKING INTEREST	STATUS
Tom Tom Area	Chavez, NM	Cross Border	Vertical Workovers	San Andres	75%	Commence operations by 04/22/13. Includes 10 well workover program and area wide remediation plan (75% WI is the field average)
Lusk 34 Fed 1H	Eddy, NM	Apache	Horizontal	Bone Springs	29%	Drilled and Completed. Awaiting flowback results
Lusk 34 Fed 2H	Eddy, NM	Apache	Horizontal	Bone Springs	29%	Drilled and Completed. Awaiting flowback results
Zircon 2 DA State 1H	Eddy, NM	Mewbourne	Horizontal	Bone Springs	13%	Drilled. Completion in progress
Bradley 30 Fed Com 4H	Eddy, NM	Mewbourne	Horizontal	Bone Springs	6%	Drilled and Completed. Awaiting flowback results
Grave Digger 4H	Eddy, NM	Concho	Horizontal	Yeso	6%	Drilled and completed. First production January 2013
Grave Digger 5H	Eddy, NM	Concho	Horizontal	Yeso	6%	Drilled and completed. First production January 2013
Grave Digger 6H	Eddy, NM	Concho	Horizontal	Yeso	6%	AFE signed 01/08/2013
Grave Digger 7H	Eddy, NM	Concho	Horizontal	Yeso	6%	AFE signed 01/08/2013
Delhi B State 4	Eddy, NM	Alamo	Vertical	Queen Grayburg San Andres	6%	Drilled and Completed. Awaiting flowback results
Horseshoe 30 State 1	Eddy, NM	Lime Rock	Vertical	Yeso	3%	Drilling
Roo 22 State 9	Eddy, NM	Oxy	Vertical	Yeso	3%	AFE signed 4/4/2013
Roo 22 State 10	Eddy, NM	Oxy	Vertical	Yeso	3%	AFE signed 4/4/2013
KSI 22 Fed 2H	Lea, NM	Devon	Horizontal	Bone Springs	2%	Drilled. Completion in progress.

About Red Mountain Resources

Information about the Company is available on its website, www.redmountainresources.com.

Forward‐Looking Statements
This news release contains forward‐looking statements that are not historical facts and are subject to risks and uncertainties. Forward‐looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward‐looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning oil or natural gas reserve estimates may also be deemed to be forward‐looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward‐looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates of oil and natural gas reserves, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom the Company has contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of oil or gas are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information risks for the Company can be found in the Company's filings with the U.S. Securities and Exchange Commission.

Contact:
Stephen Evans, Red Mountain Resources, Inc.
Phone: 214.871.0400
Email: stephen@redmountainresources.com